HAWKINS  ACCOUNTING
CERTIFIED  PUBLIC  ACCOUNTANT
AUDIT  -  TAX  -  CONSULTING


CONSENT  OF  THE  INDEPENDENT  AUDITOR

As the independent auditor for Denali Concrete Management Co. Inc., I hereby consent to the incorporation by reference in this Amended Form SB2 Statement of my reposts, relating to the audited financial statements dated November 30, 2004 and for the reviewed financial statements for the period ended September 30, 2004 dated December 8, 2004.



/S/  Hawkins  Accounting
------------------------
March  2,  2005



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